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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 3, 2004


                                  IVILLAGE INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



           DELAWARE                      000-25469               13-3845162
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        (STATE OR OTHER          (COMMISSION FILE NUMBER)     (IRS EMPLOYER
JURISDICTION OF INCORPORATION)                               IDENTIFICATION NO.)





   500 SEVENTH AVENUE, NEW YORK, NEW YORK                          10018
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  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (212) 600-6000


                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 7.           Financial Statements and Exhibits.

                  (c)      Exhibits

                           99.1     iVillage Inc. Supplemental Financial Data

ITEM 12.          Results of Operations and Financial Condition.

         The information in this Item 12 and the exhibit attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

         On August 3, 2004, iVillage Inc. held its second quarter 2004 financial results conference call and webcast to discuss its results of operations for the three months ended June 30, 2004. During this conference call, Steven A. Elkes, iVillage's Chief Financial Officer & Executive Vice President, Operations and Business Affairs, made the following statement: "Advertising sales on iVillage grew 40% year-over-year when you exclude our legacy Procter and Gamble and Unilever deals in the year-ago quarter." Revenues from iVillage.com increased approximately $1.7 million, or 21%, for the three months ended June 30, 2004, as compared to the corresponding period in 2003. A reconciliation of the differences between the most comparable GAAP financial measure and the non-GAAP financial measure contained in the aforementioned statement is attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 12.

         During the conference call, Mr. Elkes also stated: "On a year-over-year basis, revenues for the second quarter of 2004 grew 25% compared to revenues for the second quarter of 2003, while our expenses for the quarter fell 5% compared to the second quarter of 2003 (excluding one-time charges related to the abandonment of real estate and impairment of goodwill) with a resulting EBITDA margin of Q2 of 11%." iVillage calculates its profit margin by dividing net income by revenue and calculates its EBITDA margin by dividing EBITDA by revenue. iVillage's profit margin for the three months ended June 30, 2004 was 1%. A reconciliation of the differences between the most comparable GAAP financial measure and the stated non-GAAP financial measure contained in the aforementioned statement is attached hereto as Exhibit 99.1, which is incorporated by reference into this Item 12.

         The information furnished in this Item 12 contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or "GAAP". This Item 12 sets forth the most comparable GAAP financial measures to the non-GAAP financial measures presented and a reconciliation of the differences between the GAAP and non-GAAP financial measures presented.

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         To supplement iVillage's consolidated financial statements presented in accordance with GAAP, management uses non-GAAP measures of operating results and net income, which are adjusted from results based on GAAP to exclude certain revenues, expenses and other items. These non-GAAP adjustments are provided to enhance the user's overall understanding of iVillage's current financial performance and prospects for the future. Specifically, management believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain revenues, expenses that are not indicative of iVillage's core operating results. In addition, since iVillage has historically reported non-GAAP results to the investment community, management believes the inclusion of non-GAAP financial measures provides consistency in iVillage's financial reporting. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting in future periods, comparing on a consistent basis iVillage's results of operations for the most recent period compared to prior periods, making financial and operating decisions, and establishing certain executive compensation. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        IVILLAGE INC.
                                        (Registrant)

         Date:  August 9, 2004          By: /s/ Steven A. Elkes
                                            ---------------------------------
                                            Steven A. Elkes
                                            Chief Financial Officer &
                                            Executive Vice President,
                                            Operations and Business Affairs


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                                  EXHIBIT INDEX

Exhibit No.                Description
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99.1                       iVillage Inc. Supplemental Financial Data